Exhibit 10.42

BLUCORA, INC.

NONEMPLOYEE DIRECTOR COMPENSATION PROGRAM

(effective as of January 1, 2014)

The directors of Blucora, Inc. (the “Company”) who are not employees of the Company or its affiliates (each, an “Eligible Director” and collectively, “Eligible Directors”) shall be entitled to receive the following cash and equity compensation in consideration of the services provided by them as members of the Board of Directors of the Company (the “Board”) and its committees commencing effective as of January 1, 2014.

A.	CASH COMPENSATION

The following provisions set forth the terms of the Company’s cash compensation program for Eligible Directors (the “Cash Compensation Program”).

1.	Retainers

Eligible Directors shall be paid cash retainers as follows (the “Retainers”):

•	All Eligible Directors shall receive an annual cash retainer of $20,000 (payable in equal quarterly installments of $5,000) for their services on the Board.

•	The Chairperson of the Board shall receive an additional annual cash retainer of $25,000 (payable in equal quarterly installments of $6,250).

•	The Chairperson of the Audit Committee shall receive an additional annual cash retainer of $14,000 (payable in equal quarterly installments of $3,500).

•	Each of the other members of the Audit Committee shall receive an additional annual cash retainer of $4,000 (payable in equal quarterly installments of $1,000).

•	The Chairperson of the Compensation Committee shall receive an additional annual cash retainer of $8,000 (payable in equal quarterly installments of $2,000).

•	Each of the other members of the Compensation Committee shall receive an additional annual cash retainer of $3,000 (payable in equal quarterly installments of $750).

•	The Chairperson of the Nominating and Governance Committee shall receive an additional annual cash retainer of $5,000 (payable in equal quarterly installments of $1,250).

•	Each of the other members of the Nominating and Governance Committee shall receive an additional annual cash retainer of $2,000 (payable in equal quarterly installments of $500).

•	Each member of the Mergers and Acquisitions Committee shall receive an annual cash retainer of $4,000 (payable in equal quarterly installments of $1,000).

The Retainers shall be paid in advance in equal quarterly installments for services rendered during each quarter of the calendar year and shall be due and payable as soon as practicable after the first day of the quarter in which such services are to be rendered (i.e., as soon as practicable after January 1, April 1, July 1 and October 1). Eligible Directors shall be entitled to full payment for each quarter of service so long as such Eligible Directors are serving in the capacities for which they receive such payments on the first day of each such quarter. In the event that new directors or committee chairs or members who are Eligible Directors are appointed or elected during the course of any quarter, payments to any such newly elected Eligible Directors shall be pro-rated to reflect the actual number of days served during the quarter in which they were elected or appointed.

2.	Expenses

Eligible Directors shall also be reimbursed, as has been customary, for reasonable expenses incurred in connection with travel to and from Board or committee meetings or other functions for the benefit of the Company.

B.	EQUITY COMPENSATION

The following provisions set forth the terms of the Company’s equity compensation program for Eligible Directors (the “Equity Compensation Program”) under the Restated 1996 Flexible Stock Incentive Plan, as may be amended and restated from time to time (the “Plan”), which terms are intended to supplement, not alter or change, the provisions of the Plan, and in the event of any inconsistency between the terms of the Equity Compensation Program and the terms of the Plan, the Plan shall govern.

1.	Initial Awards

a. On the date of each Eligible Director’s initial election or appointment to the Board (the “Initial Appointment Date”), such Eligible Director shall automatically receive the following initial awards (the “Initial Awards”):

•	a nonqualified stock option (an “NSO”) having an initial value of $45,000 (the “Initial NSO”); and

•	restricted stock units (“RSUs”) having an initial value of $105,000 (the “Initial RSUs”).

b. On the Initial Appointment Date, the values of the Initial Awards, as set forth above, shall be converted as follows:

•	The value of the Initial NSO shall be converted into an appropriate equivalent number of shares of the Company’s common stock (the “Common Stock”) subject to the Initial NSO by (i) dividing the value of the Initial NSO by the closing selling price of the Common Stock, as reported on the NASDAQ Global Select Market (“NASDAQ”) on the Initial Appointment Date, or if there is no such reported price for the Common Stock on the Initial Appointment Date, then such price on the last preceding date for which such price exists (the “Initial Appointment Date Closing Price”), then (ii) multiplying the result by a factor (not to exceed 4:1) representing the difference in value between an NSO and an RSU, under the Company’s equity valuation methodology, on the last business day of the month immediately preceding the month in which the Initial Appointment Date occurs or if the Initial Appointment Date occurs on the last business day of a month, on the Initial Appointment Date, with any resulting fractional share of Common Stock subject to the Initial NSO rounded down to the nearest whole share.

•	The value of the Initial RSUs shall be converted into the appropriate equivalent number of Initial RSUs, with each unit (a “Unit”) of the Initial RSUs representing the right to receive one share of Common Stock, by dividing the value of the Initial RSUs by the Initial Appointment Date Closing Price, with any resulting fractional Unit rounded down to the nearest whole Unit.

c. The Initial Awards shall vest according to the following schedule and be subject to the other terms and conditions described below:

•	The Initial Awards shall vest annually over three years on the anniversary of the Initial Appointment Date, provided that the Eligible Director is a member of the Board on such dates.

•	The exercise price of the Initial NSO shall be the Initial Appointment Date Closing Price, which is also the “fair market value” of the Common Stock on the Initial Appointment Date.

•	The Initial NSO shall expire on the seven-year anniversary of the Initial Appointment Date, unless the Initial NSO expires sooner pursuant to its terms.

•	The Initial Awards shall be subject to the terms and conditions of the Plan and shall have such other terms as are set forth in the Company’s standard forms of Eligible Director equity agreements in use at such time and as appropriately modified to reflect the Initial Awards.

2.	Annual Awards

a. Each year on the date of the annual meeting (the “Annual Meeting”) of the Company’s stockholders (the “Annual Meeting Date”), each Eligible Director who is a duly elected or appointed member of the Board immediately following the conclusion of the Annual Meeting shall automatically receive the following annual awards (the “Annual Awards”):

i. All Eligible Directors, including any Eligible Director who is Chairperson of the Board and any Eligible Director who may initially have been elected or appointed to the Board on the Annual Meeting Date, shall automatically receive:

•	an NSO having an initial value of $45,000 (the “Annual Eligible Director NSO”); and

•	RSUs having an initial value of $105,000 (the “Annual Eligible Director RSUs”).

ii. In addition, any Eligible Director who is also Chairperson of the Board immediately following the conclusion of the Annual Meeting shall also automatically receive:

•	an NSO having an initial value of $15,000 (the “Annual Chairperson NSO”); and

•	RSUs having an initial value of $35,000 (the “Annual Chairperson RSUs”).

b. On the Annual Meeting Date, the values of the Annual Awards, as set forth above, shall be converted as follows:

•

The values of the Annual Eligible Director NSO and the Annual Chairperson NSO (the “Annual NSOs”) shall be converted into an appropriate equivalent number of shares of Common Stock subject to the Annual NSOs by (i) dividing the value of the Annual NSOs by the closing selling price of the Common Stock, as reported on NASDAQ on the Annual Meeting Date, or if there is no such reported price for the Common Stock on the Annual Meeting Date, then such price on the last preceding date for which such price exists (the “Annual Meeting Date Closing Price”), then (ii) multiplying the result by a factor (not to exceed 4:1) representing the difference in value between an NSO and an RSU, under the Company’s equity valuation methodology, on the last business day of the month immediately preceding the month in which the Annual Meeting Date occurs or if the Annual Meeting Date occurs on the last business day of a month, on the Annual Meeting Date, with any resulting fractional share of Common Stock subject to the Annual NSOs rounded down to the nearest whole share.

•	The values of the Annual Eligible Director RSUs and the Annual Chairperson RSUs (the “Annual RSUs”) shall be converted into the appropriate equivalent number of Annual RSUs, with each Unit of the Annual RSUs representing the right to receive one share of Common Stock, by dividing the value of the Annual RSUs by the Annual Meeting Date Closing Price, with any resulting fractional Unit rounded down to the nearest whole Unit.

c. The Annual Awards shall vest according to the following schedule and be subject to the other terms and conditions described below:

•	The Annual Awards shall vest in full (100%) on the earlier to occur of the one-year anniversary of the Annual Meeting Date or the date of the next Annual Meeting, provided that, with respect to the Annual Eligible Director NSO and the Annual Eligible Director RSUs, the Eligible Director is a member of the Board on such dates, and with respect to the Annual Chairperson NSO and the Annual Chairperson RSUs, the Eligible Director is Chairperson of the Board on such dates.

•	The exercise price of the Annual NSOs shall be the Annual Meeting Date Closing Price, which is also the “fair market value” of the Common Stock on the Annual Meeting Date.

•	The Annual NSOs shall expire on the seven-year anniversary of the Annual Meeting Date, unless the Annual NSO expires sooner pursuant to its terms.

•	The Annual Awards shall be subject to the terms and conditions of the Plan and shall have such other terms as are set forth in the Company’s standard forms of Eligible Director equity agreements in use at such time and as appropriately modified to reflect the Annual Awards.

d. In the event that an Eligible Director is initially elected or appointed to the Board on any date other than the Annual Meeting Date, such Eligible Director shall, instead, automatically receive the Annual Eligible Director NSO and the Annual Eligible Director RSUs on the Initial Appointment Date; provided, however, that (i) the values of the Annual Eligible Director NSO and the Annual Eligible Director RSUs, as set forth above, shall be prorated to reflect the number of days that such Eligible Director will serve on the Board based on a period of time commencing as of the Initial Appointment Date and ending on the one-year anniversary of the last preceding Annual Meeting Date (the “Prorated Annual Awards”); (ii) the values of the Prorated Annual Awards shall be converted on the Initial Appointment Date in the same manner as the Initial Awards;

(iii) the exercise price of the prorated Annual Eligible Director NSO (the “Prorated Annual NSO”) shall be the Initial Appointment Date Closing Price, which is also the “fair market value” of the Common Stock on the Initial Appointment Date; and (iv) the Prorated Annual NSO shall expire on the seven-year anniversary of the Initial Appointment Date, unless the Prorated Annual NSO expires sooner pursuant to its terms. In all other respects, the terms and conditions of the Prorated Annual Awards, including, without limitation, the vesting schedules of the Prorated Annual Awards, shall be the same as the Annual Awards granted on the last preceding Annual Meeting Date.